As filed with the Securities and Exchange Commission on March 11, 2005
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               ------------------

                                    Form S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                         Raven Moon Entertainment, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Florida                                               59-3485779
 ------------------------------                            --------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               ------------------

                       120 International Parkway, Suite220
                             Heathrow, Florida 32726
                                 (407) 304-4764
           ------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Joseph DiFrancesco
                      Chairman and Chief Executive Officer
                       120 International Parkway, Suite220
                             Heathrow, Florida 32726
                                 (407) 304-4764
       ------------------------------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------
                                   Copies to:
                            J. Bennett Grocock, P.A.
                         255 S. Orange Ave., Suite 1201
                                Orlando, FL 32801
                                 (407) 835-1234
                               ------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|



If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                               Proposed maximum    Proposed maximum
        Title of each class of              Amount to be      offering price per  aggregate offering      Amount of
     securities to be registered           registered(1)           share(2)            price(2)        registration fee
            Common Stock,
       par value $.0001 per share    10,800,000,000 shares          $0.0011          $11,880,000           $1,399
-----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend, or similar transaction.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. Calculated based upon the average of the high and low sales prices of the Registrant's common stock on January 13, 2005 as reported on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                       2

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We and the selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

Subject to completion, dated March 10, 2005

Preliminary Prospectus
   10,800,000,000  shares

   Common stock

Our stockholders identified in this prospectus may offer and sell from time to time up to 10,800,000,000 shares of our common stock at prices and on terms to be determined at or prior to the time of sale. We will not receive any proceeds from any sale of shares by the selling stockholders.

The selling shareholders, may not sell (other than pursuant to an exemption from registration) our common shares covered by this prospectus until the registration statement, of which this prospectus forms a part, filed with the Securities and Exchange Commission is effective.

Our common stock is traded on the over-the-counter bulletin board operated by the National Association of Securities Dealers, Inc. ("OTCBB") under the symbol "RVNM." The last reported sales price for our common stock on March 9, 2005 was $0.0011 per share.

You should consider the risks that we have described in this prospectus and the prospectus supplement related to our common stock before you invest. See "Risk factors" on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2005.

                                Table of contents

     About this prospectus                                                  5
     Risk factors                                                           6
     Where you can obtain additional information                            6
     Forward-looking statements                                             6
     Incorporation of certain information by reference                      7
     Our company                                                            7
     Use of proceeds                                                        8
     Prospectus supplements                                                 8
     Description of capital stock                                           9
     Selling stockholder                                                    9
     Plan of distribution                                                   11
     Legal matters                                                          12
     Experts                                                                12
     Exhibits                                                               13

                                 ------------------

                              About this prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We have not, and the selling stockholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We and the selling stockholder are offering to sell securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date on their covers, regardless of the time of delivery of this prospectus or any accompanying prospectus supplement or any sale of the securities.

                                  Risk factors

Investing in our common stock involves a high degree of risk. Please see the risk factors described under the caption "Business -- Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement.

                   Where you can obtain additional information

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Through our website at WWW.RAVENMOON.NET you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus. You also may read and copy any document we file with the SEC at the SEC's public reference facility maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the shares offered hereby under the Securities Act of 1933. This prospectus does not contain all the information included in the registration statement. You may obtain the registration statement and exhibits to the registration statement as set forth above.

                           Forward-looking statements

This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would," and similar expressions are intended to identify forward-looking statements.

Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under "Business -- Risk Factors" in our Form 10-K for the year ended December 31, 2003. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We do not have any obligation to release updates or any changes in events, conditions, or circumstances on which any forward-looking statement is based or to conform those statements to actual results.

                Incorporation of certain information by reference

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus the following documents:

     o    Annual Report on Form 10-K for the year ended December 31, 2003.

     o    Proxy Statement filed with the SEC on June 17, 2004.

     o The description of our common stock contained in the Annual Report on Form 10-K for the year ended December 31, 2003.

     o All documents filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and before effectiveness of this registration statement, and after the date of this prospectus and until all of the common stock registered under this prospectus or any prospectus supplement is sold.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

                         Raven Moon Entertainment, Inc.

                       120 International Parkway, Suite220
                             Heathrow, Florida 32726
                                 (407) 304-4764

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

                                   Our company

We are principally engaged in the development and production of children's television programs and videos, CD music production, Internet websites focused on the entertainment industry and music publishing and talent management.

Raven Moon Entertainment is well on its way to 40 episodes of "Gina D's Kids Club." As of December 31, we have produced 18 episodes of the half hour program. The production of "Gina D's Kids Club" has resulted in 18 DVD titles, a music library of over 100 original songs, and a cast of characters which are suitable for licensing and merchandising opportunities. Raven Moon's future revenue stream is dependant on its nationwide syndication of "Gina D's Kids Club" and its ability to continue to finance the production of the remaining 22 episodes of "Gina D's Kids Club". Once the company has the program in a position where it's airing 5 days a week on a station which is considered a destination for kids, management believes there are numerous opportunities in a billion dollar licensing and merchandising market for preschool kids. Raven Moon management has already explored these opportunities and has met with prominent industry leaders who have recommended the company adapt a strategy which will allow Raven Moon to build upon the "Gina D's Kids Club" brand.

In addition to "Gina D's Kids Club", Raven Moon has begun developing a "Mr. Bicycle Man" television series and feature film with former Disney animators. The company has already produced a "Mr. Bicycle Man" Pubic Service Announcement, a trailer for the "BoBo Blocks" television series, and a trailer of the "Amazon Challenge - Search For The Amazon Queen" reality television series.

     Raven Moon has also established certain relationships with distributors which have already generated orders from Christian bookstores throughout the country and most major online retailers including Wal-Mart, Target, Books A Million, Borders, Toys R Us, Babies R US, and Amazon. While we have reduced our debt, we will not be able to generate significant revenues until the television programs air on television, are accepted by the viewers and attract licensing offers from major distributors, manufacturers and retailers.

The "Gina D's Kids Club" began airing on television once a week in September 2004, through the efforts of our syndicator Role Entertainment. In order to maximize our airtime exposure to five days like programs such as "Sesame Street", "Arthur" and "Barney" we will have to produce an additional 22 half-hour episodes at an approximate cost of $5,500,000. As part of our business plan, the completion of a total of 40 episodes could create multiple revenue streams which includes worldwide licensing and merchandising opportunities for the videos, CD's, and toys that have been inspired by the show if the programs are well received by the viewers, the licensees and the retailers. Parents told us that they wanted better programming for their children, and we are committed to our goal of providing the very best in family values children's entertainment.

Our History
-----------

Ybor City Shuttle Service, Inc. was formed on January 7, 1998, pursuant to the Articles of Incorporation filed with the Office of Secretary of State of the State of Florida on January 8, 1998. On December 31, 1998, Articles of Merger for the merger of Ybor City Shuttle Service, Inc., Raven Moon Entertainment, Inc. and International Resorts and Entertainment Group, Inc. were filed with the State of Florida merging those three corporations. The name of the surviving entity, Ybor City Shuttle Services, Inc., was changed to Raven Moon International, Inc. as a part of the merger. The original business of Ybor City Shuttle Service, Inc. was intended to be the operation of a shuttle bus service initially operating in Tampa, Florida, and intended to be expanded throughout the Tampa Bay area and ultimately to other cities. Management of the company has subsequently determined not to pursue that line of business. During 1998 the company was involved in the vacation resort business formerly operated by International Resorts and Entertainment Group, Inc. On June 1, 1998, that business was sold to North American Resorts, Inc. because this company determined it to be unprofitable.

Our principal executive offices are located at 120 International Parkway, Suite 220, Orlando, Florida 32726. Our telephone number at that address is (407) 304-4764.

                                 Use of proceeds

We will not receive any of the proceeds from any sale of shares of common stock hereunder by the selling stockholders.

                             Prospectus supplements

This prospectus provides you with a general description of the proposed offering of shares of our common stock. Each time that the selling stockholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where you can obtain additional information."

The prospectus supplement to be attached to the front of this prospectus will describe the terms of any common stock that the selling stockholders offer and any initial offering price to the public in that offering, the purchase price and net proceeds that the selling stockholders will receive, and the other specific terms related to that offering of common stock.

                          Description of capital stock

The authorized stock of the Company consists of 20,000,000,000 authorized shares of Common Stock, par value $.0001 per share, 822,573,096 shares of which were outstanding as of March 10, 2005, and 800,000,000 authorized shares of Preferred Stock, par value $.0001 par value, approximately 419,000 shares of which were outstanding as of March 10, 2005.

The following description of our capital stock is intended to be a summary and does not describe all provisions of our restated certificate of incorporation, as amended, our amended and restated bylaws, or Delaware law applicable to us. For a more thorough understanding of the terms of our capital stock, you should refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws.

Common stock

Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company;
(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. Holders of shares of common stock are not entitled to pre-emptive rights. The issued and outstanding shares of common stock are fully paid and nonassessable.

Preferred stock

Holders of Preferred Stock are entitled to one vote for each share of Common Stock into which the number of shares of Preferred Stock held of record would be convertible on the record date. Holders of Preferred Stock are entitled to vote on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. The shares Preferred Stock are not entitled to any dividend or distribution in preference to the Common Stock.

Preferred Stock may be converted at any time by the holder of the shares of Preferred Stock, but conversion shall occur automatically at the discretion of the Company at any time after a registration statement to register the shares of the Common Stock underlying both the shares of Preferred Stock has been declared effective by the United States Securities and Exchange Commission. Each share of Preferred Stock shall be entitled to convert into $10.00 in value of the Company's Common Stock. The value of the Common Stock for this purpose shall be determined based on the average of the closing trade price for the Company's common stock for each of the ten (10) consecutive trading days immediately prior to the date the holder or Company, as the case may be, gives notice of conversion of the shares of Preferred Stock, less a discount of twenty percent (20%).

     All shares of Preferred Stock issued and outstanding are fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

                               Selling stockholder

The following table sets forth certain information regarding the selling stockholders' beneficial ownership of our common stock as of the date of this prospectus. Because the selling stockholders may sell none, all, or a portion of the shares they hold pursuant to this prospectus, no meaningful estimate can be given as to the amount or percentage of shares that will be held by the selling stockholders after completion of any offering by the selling stockholders. The selling stockholders have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                               Shares Beneficially
                                      Owned
                               -------------------
                                                                Number of shares
                                                                registered under
      Name                            Number         Percent    this prospectus
      ----                            ------         -------    ---------------

Janice Battenburg                     5,953,333        .87%        15,000,000

Big Apple Consulting U.S.A., Inc.    21,396,124       3.14%       900,000,000

Bernadette DiFrancesco and Joey
 DiFrancesco, JT TEN                 24,088,384       3.54%        60,000,000

Gina D, Inc.                              --          --        1,700,000,000

J. Bennett Grocock                        --          --          240,000,000

Keith Jablon                              --          --           15,000,000

Mary Beth Leidman                       500,000        .07%        15,000,000

Management Solutions
 International, Inc.                      1,000         0%        840,000,000

Robert McCarthy                       4,433,333        .65%        15,000,000

MG Studios, Inc.                           --           --      6,700,000,000

David D. Mouery. P.L.                   300,000        .04%       240,000,000

Lawrence Oakley                       4,533,333        .67%        15,000,000

Artie Singer                          2,520,000        .37%        15,000,000

Ray Stragis                           2,520,000        .37%        15,000,000

Tim Trombitis                            50,400        .01%        15,000,000

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                              Plan of distribution

The selling stockholders may sell the shares of common stock described in this prospectus from time to time in one or more of the following ways:

     o    to or through underwriters or dealers,

     o    directly to one or more purchasers,

     o    through agents, or

     o    through a combination of any of those methods of sale.

The prospectus supplement with respect to the offered shares of common stock will describe the terms of the offering, including the following:

     o    the name or names of any underwriters or agents,

     o    the name of the selling stockholder,

     o    the number of shares being sold by us and the selling stockholder,

     o    any initial public offering price,

     o    the proceeds to us from such sale,

     o any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation,

     o any discounts or concessions allowed or reallowed or paid to dealers, and

     o    any securities exchanges on which the shares may be listed.


Weand the selling stockholder may distribute the shares from time to time in one or more of the following ways:

     o    at a fixed public offering price or prices, which may be changed,

     o    at prices relating to prevailing market prices at the time of sale,

     o    at varying prices determined at the time of sale, or

     o    at negotiated prices.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act of 1933. As a result, discounts, commissions, or profits on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

     o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     o Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over- allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares of our common stock in the open market.

     o Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

     o Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the OTCBB or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

                                  Legal matters

The validity of the shares of common stock offered hereby will be passed upon for us by The Business Law Group, P.A., Orlando, Florida. J. Bennett Grocock, a principal shareholder of The Business Law Group P.A., owns approximately 11,000,000 shares of our common stock.

                                     Experts

The consolidated financial statements of Raven Moon Entertainment, Inc. appearing in Raven Moon Entertainment, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Richard L. Brown and Company P.A., independent certified public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Richard L. Brown and Company P.A pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

                                     Part II

                     Information not required in prospectus

Item 14.      Other expenses of issuance and distribution

The following table sets forth the fees and expenses payable by the registrant or the selling stockholder, as the case may be, in connection with the offering described in the registration statement. All of the amounts shown are estimates except for the registration fee:

                                                         Amount
                                                         to be
                                                          paid
                                                        --------
SEC Registration Fee                                    $  1,399
Accountants' Fees and Expenses                            20,000
Legal Fees and Expenses                                   50,000
Printing and Engraving Expenses                           10,000
Miscellaneous Fees                                        10,000
                                                        --------
           Total                                        $ 91,399
                                                        ========


                   ------------------------------------------------

Item 15.      Indemnification of directors and officers

The Certificate of Incorporation, as amended, the Amended and Restated Bylaws of the registrant provide that the registrant will indemnify and advance expenses, to the fullest extent permitted by the Florida Business Corporations Act, to each person who is or was a director or officer of the registrant, or who serves or served any other enterprise or organization at the request of the registrant (an "Indemnitee").

 Item 16. Exhibits

     Exhibit
      Number                       Exhibit
     -------        -----------------------------------------------------------

       4.1          Form of Certificate of Common Stock(1)
       5.1          Opinion of Business law Group, P.A.
      23.1          Consent of  Business Law Group, P.A.
                    (contained in Exhibit 5.1)
      23.2          Consent of Richard L. Brown and Company P.A.
      24.1 Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)
      10.1          Consulting Agreement with Big Apple Consulting U.S.A., Inc.
      10.2          Consulting Agreement with Gina D., Inc.
      10.3          Consulting Agreement with MG Studios, Inc.
      10.4          Consulting Agreement with Management Solutions
                    International, Inc.
      10.5          Addendum to Engagement Agreement with
                    J. Bennett Grocock, P.A.
      10.6          Retainer Agreement with David D. Mouery, P.L.

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.


Item 17.      Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orlando, State of Florida, on the 10th day of March, 2005.

                                            RAVEN MOON ENTERTAINMENT, INC.

                                            By:  /s/  JOSEPH DIFRANCESCO
                                               --------------------------------
                                                      Joseph DiFrancesco
                                                      President, Director


                                Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph DiFrancesco as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                        Capacity                      Date


/s/  JOSEPH DIFRANCESCO           President, Director             March 10, 2005
-----------------------------     (Principal Executive Officer
     Joseph DiFrancesco           and Principal Financial
                                  Officer)

/s/  BERNADETTE DIFRANCESCO       Vice President, Secretary,      March 10, 2005
-----------------------------     and Director
     Bernadette DiFrancesco

/s/  LAWRENCE C. OAKLEY           Director                        March 10, 2005
-----------------------------
     Lawrence C. Oakley

/s/  JANICE K. BATTENBERG         Director                        March 10, 2005
-----------------------------
     Janice K. Battenberg

/s/  ROBERT J. MCCARTHY           Director                        March 10, 2005
-----------------------------
     Robert J. McCarthy

     Exhibit
      Number                       Exhibit
     -------        -----------------------------------------------------------

       4.1          Form of Certificate of Common Stock(1)
       5.1          Opinion of Business law Group, P.A.
      23.1          Consent of  Business Law Group, P.A.
                    (contained in Exhibit 5.1)
      23.2          Consent of Richard L. Brown and Company P.A.
      24.1 Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)
      10.1          Consulting Agreement with Big Apple Consulting U.S.A., Inc.
      10.2          Consulting Agreement with Gina D., Inc.
      10.3          Consulting Agreement with MG Studios, Inc.
      10.4          Consulting Agreement with Management Solutions
                    International, Inc.
      10.5          Addendum to Engagement Agreement with
                    J. Bennett Grocock, P.A.
      10.6          Retainer Agreement with David D. Mouery, P.L.

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.